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                               FIRST AMENDMENT TO                   Exhibit 10.8

                  STERICYCLE, INC. DIRECTORS STOCK OPTION PLAN



     The Board of Directors of Stericycle, Inc. (the "Company") adopted the Stericycle, Inc. Directors Stock Option Plan (the "Plan") on June 11, 1996. The Plan was approved and adopted by the Company's stockholders as of July 31, 1996.

     Pursuant to the authority of the Board of Directors under Section 8.2 of the Plan, Section 6.4 of the Plan is amended to read as follows, effective retroactive to August 28, 1996:

         6.4 TRANSFERABILITY. An Option may be transferred by the Outside Director to whom it was granted subject to the following conditions and limitations:

              (a) The Option may be transferred only to one or more of the following persons or entities ("Permissible Transferees"):

                  (1) a member of the Outside Director's immediate family
              (consisting of his or her spouse, children and grandchildren);

                  (2) a trust for the primary benefit of the Outside Director or any one or more members of his or her immediate family;

                  (3) a corporation, partnership or other entity which, together with its affiliates, owns at the time of transfer at least 2.0% of the issued and outstanding shares of Common Stock and with which the Outside Director has a contractual obligation to pay over or assign his or her "outside" remuneration directly or indirectly received by reason of his or her employment by or affiliation with such corporation, partnership or other entity.

              (b) A Permissible Transferee to whom an Option is transferred shall be subject to all of the terms and conditions of the Plan and of the Option Agreement evidencing the Option (as "Option Agreement" is defined in Section 6.5). The Permissible Transferee may not transfer, assign or pledge the Option, however, except, solely if the Permissible Transferee is a natural person, by will or applicable intestacy laws. Section 6.3, dealing with the early expiration of Options, shall continue in effect in respect of the Permissible Transferee as if the Outside Director who transferred the Option had not done so, i.e., references in Section 6.3 to the "holder of an Option" or "holder" shall be construed as referring to the Outside Director who transferred the Option and not to the Permissible Transferee. The Company shall not be under any duty to notify the Permissible Transferee that the Outside Director who transferred the Option has ceased to serve as an Outside Director.

              (c) No transfer of an Option by an Outside
         Director to a Permissible Transferee shall relieve the Outside Director of his or her withholding obligations under Section 7.3.

     Except for transfers to Permissible Transferees, an Outside Director may not transfer, assign or pledge an Option (whether by operation of law or otherwise) except as provided by will or applicable intestacy laws; and no Option shall be subject to execution, attachment or similar process. An Option may be exercised only by the Outside Director to whom it was granted (or by the Permissible Transferee to whom the Outside Director transferred the Option), except in the case of the death of the Outside Director (or the death of the Permissible Transferee), when it may be exercised by the person or persons to whom it passes by will or applicable intestacy laws.

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                               SECOND AMENDMENT TO

                  STERICYCLE, INC. DIRECTORS STOCK OPTION PLAN



     The Stericycle, Inc. Directors Stock Option Plan, as amended by a First Amendment (as amended, the "Plan") is amended as follows pursuant to the authority of the Board of Directors of Stericycle, Inc. under Paragraph 8.2 of the Plan:

     1. ARTICLE 2. The definition of "Fundamental Change" in Article 2 of the Plan is deleted. The following definition is added to the remaining definitions in Article 2:

           CHANGE OF CONTROL means an event or the last of a series of related events by which:

                (1) any Person directly or indirectly acquires or otherwise becomes entitled to vote 51% or more of the Company's Common Stock (or, if in the future the Company has more than one class of stock outstanding, any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors); or

                (2) during any 24-month period a majority of the members of the Board of Directors ceases to consist of Directors who were:

                    (a) Directors at the beginning of the period ("Continuing Directors"); or

                    (b) appointed to office after the start of the period by the
                Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Appointed Directors"); or

                    (c) elected to office after the start of the period by the
                Company's stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Elected Directors"); or

                    (d) appointed to office after the start of the period by the
                Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

                    (e) elected to office after the start of the period by the
                Company's stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

                (3) the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company's Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 75% of the voting power in elections for directors; or

                (4) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors.

       As used in this definition, a "Person" means any "person" as that term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, together with all of that person's "affiliates" and "associates" as those terms are defined in Rule 12b-2 of the Securities and Exchange Commission.

       2. PARAGRAPH 6.2. Paragraph 6.2 of the Plan is deleted and the following provision is substituted in its place:

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                6.2 TERM. Each Option shall have a six-year term expiring on the sixth anniversary of the date that it was granted (the "Expiration
       Date"), subject to early expiration as provided in Paragraph 6.3, and may be exercised in whole or in part at any time prior to its Expiration Date to the extent that it is vested. Each Option granted prior to April 1, 1998 shall become vested in 16 consecutive equal quarterly installments beginning on the first day of the first January, April, July or October following the date on which it was granted; and each Option granted after March 31, 1998 shall become vested in 12 consecutive equal monthly installments beginning on the first day of the first month following the month in which it was granted. An Option shall not continue to vest if the holder of the Option for any reason ceases to serve as an Outside Director. Each outstanding Option held by an incumbent Outside Director shall become fully vested upon a Change in Control. In addition, the Board, in its discretion, at any time may accelerate the vesting of all outstanding Options held by incumbent Outside Directors under any related circumstances.

       3. EFFECTIVE DATE. This Amendment shall become effective as of the date of its approval by the Board of Directors of Stericycle, Inc.

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